UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2018 (May 11, 2018)

DIGITAL ALLY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-33899	20-0064269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Digital Ally, Inc.

9705 Loiret Blvd.

Lenexa, KS 66219

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (913) 814-7774

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01.	Entry into a Material Definitive Agreement.

Digital Ally, Inc. (the “Company”) previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on April 4, 2018, that it completed a private placement of $6.05 million in principal amount of Senior Secured Convertible Promissory Notes (the “Notes” and each a “Note”) and warrants (the “Warrants” and each a “Warrant”) to purchase 806,667 shares of common stock of the Company to institutional investors, pursuant to a Securities Purchase Agreement between the Company and the purchasers’ signatory thereto (the “Holders”).

On May 11, 2018, the Company closed another tranche with an institutional investor with respect to a Note with a principal amount of $825,000 and a Warrant to purchase 110,000 shares of common stock of the Company. The foregoing tranche resulted in gross proceeds of $750,000 before placement agent’s fees and other expenses associated with the transaction.

The sale and the issuance of the Notes and Warrants were offered and sold in reliance upon exemptions from registration pursuant to Section 4(a)(2) of the Securities Act, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated under the Securities Act (“Regulation D”).  We made this determination based on the representations of each investor which included, in pertinent part, that each such investor was (a) an “accredited investor” within the meaning of Rule 501 of Regulation D or (b) a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and upon such further representations from each investor that (i) such investor is acquiring the Notes and Warrants for its own account for investment and not for the account of any other person and not with a view to or for distribution or resale in connection with any distribution within the meaning of the Securities Act, (ii) such investor agrees not to sell or otherwise transfer the Notes and Warrants unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (iii) such investor has knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of an investment in the Notes and Warrants, (iv) such investor had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (v) such investor is able to bear the economic risk of an investment in the Notes and Warrants and could afford the complete loss of such investment. In addition, there was no general solicitation or advertising for the Notes and Warrants issued in reliance upon Regulation D.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2018

Digital Ally, Inc.

By:	/s/ Stanton E. Ross
Name:	Stanton E. Ross
Title:	Chairman, President and Chief Executive Officer